UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-12

                                WATER CHEF, INC.
                 ----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

        ----------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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


                     PRELIMINARY COPY SUBJECT TO COMPLETION
                                 DATED [ ], 2004

                                Water Chef, Inc.
                              1007 Glen Cove Avenue
                               Glen Head, NY 11545


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                             TO BE HELD ON [ , 2004]



Dear Stockholders:

     You are cordially invited to attend a special meeting of stockholders on [ , 2004] at 10:00 a.m. local time at our corporate headquarters, located at 1007 Glen Cove Avenue, Glen Head, NY, 11545.

     The purpose of this special meeting is to consider and vote on the following matters:

     a proposal to amend our Restated Certificate of Incorporation to increase the authorized capital stock of Water Chef, Inc. from 100,000,000 shares to 200,000,000 shares, consisting of 190,000,000 shares of common stock and 10,000,000 shares of preferred stock, which Certificate of Amendment was approved by the Board of Directors on August 20, 2002; and

     such other business as may properly come before the special meeting, or any adjournment thereof.


     The Board of Directors has fixed the close of business on [ , 2004] as the record time for determining which stockholders are entitled to notice of, and to vote at, this special meeting, or any adjournment thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT TO US USING THE SELF ADDRESSED STAMPED ENVELOPE PROVIDED.

                                            By Order of the Board of Directors,


                                            Marshall S. Sterman
                                            Member of the Board of Directors and
                                            Acting Secretary
Glen Head, New York
[           , 2004]

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

QUESTIONS AND ANSWERS ABOUT THE MEETING.......................................1
SECURITY OWNERSHIP............................................................4
PROPOSAL 1: APPROVING THE AMENDMENT TO OUR
RESTATED CERTIFICATE OF INCORPORATION.........................................4
         Introduction.........................................................4
         Description of the Common Stock, Warrants, Convertible Securities
           and Convertible Notes..............................................7
         Principal Reasons for Increasing the Number of Authorized Shares
           of Common Stock ...................................................8
         Vote Required........................................................9
         Recommendation of the Board..........................................9
OTHER MATTERS.................................................................9
ANNUAL AND QUARTERLY REPORT...................................................9



EXHIBIT A - Certificate of Amendment to the Water Chef, Inc. Restated Certificate of Incorporation

EXHIBIT B - Water Chef, Inc.'s Annual Report on Form 10-KSB/A for the Fiscal Year Ended December 31, 2002.

EXHIBIT C - Water Chef, Inc.'s Quarterly Report on Form 10-QSB for the Period Ended September 30, 2003.

                                WATER CHEF, INC.
                              1007 Glen Cove Avenue
                               Glen Head, NY 11545

                PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION
                                 DATED [ ], 2004

     This proxy statement is being furnished to you in connection with the solicitation by the Board of Directors of proxies for use at our special meeting of stockholders scheduled for [ , 2004] at our corporate headquarters, located at 1007 Glen Cove Avenue, Glen Head, NY, 11545, at 10:00 a.m. local time, and any adjournment thereof. This proxy statement, and the accompanying proxy card, are first being mailed to stockholders on or about [ , 2004.]

                 QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

WHAT IS THE PURPOSE OF THE SPECIAL MEETING?

The purpose of the special meeting is to consider and vote upon the following matters;

a proposal to amend our Restated Certificate of Incorporation to increase the authorized capital stock of Water Chef, Inc. (the "Company") from 100,000,000 shares to 200,000,000 shares, consisting of 190,000,000 shares of common stock and 10,000,000 shares of preferred stock, which Certificate of Amendment was approved by the Board of Directors on August 20, 2002 ("Proposal No. 1").

such other business as may properly come before the special meeting or any adjournment thereof.

     At the special meeting, a representative of Marcum & Kliegman LLP, our independent auditors for the year ending December 31, 2002, will be available to report on our current operations and answer stockholder questions.

WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

You are receiving this proxy statement and the enclosed proxy card because the Board of Directors is soliciting your proxy to vote your shares of common stock or preferred stock, as the case may be, at the special meeting. To assist you in your decision-making process, this proxy statement contains pertinent information about us, the special meeting and the proposal to be considered.

WHEN AND WHERE WILL THE MEETING BE HELD?

The special meeting of stockholders will be held at our corporate headquarters, located at 1007 Glen Cove Avenue, Glen Head, NY 11545 on [ , 2004] at 10:00 a.m. local time.

WHO IS ENTITLED TO NOTICE OF AND TO VOTE AT THE SPECIAL MEETING?

All stockholders of record at the close of business on [ , 2004] are entitled to notice of, and to vote at, the special meeting. Each share of our common stock and each share of each class of our preferred stock entitle its holder to one vote on each matter properly submitted to stockholders. On the record date, there were (i) 89,564,286 outstanding shares of our common stock, held by a total of 848 stockholders, (ii) 52,500 outstanding shares of our Series A Preferred Stock, held by a total of 11 stockholders, (iii) 218,750 outstanding shares of our Series C Preferred Stock, held by a total of 11 shareholders, (iv) 93,000 outstanding shares of our Series D Preferred Stock, held by a total of 23 stockholders, and (v) 484,916 outstanding shares of our Series F preferred Stock, held by a total of 43 shareholders.

HOW DO I VOTE?

By properly completing, signing and returning the enclosed proxy card, your shares will be voted as directed. If no directions are specified on your properly signed and returned proxy card, your shares will be voted for the proposal set forth below, and with regard to any additional matters that come before the special meeting, in the discretion of the persons named as proxies. If you are a registered stockholder; that is, if you hold your shares of stock in certificate form, and you attend the meeting, you may either mail in your completed proxy card or deliver it to us in person. If you hold your shares of stock in "street name;" that is, if you hold your shares of stock through a broker or other nominee, and you wish to vote in person at the special meeting, you will need to obtain a proxy card from the institution holding your stock.

CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

No. At the present time we have not established procedures for telephonic or electronic voting. We may establish such procedures in the future, should we determine that their added convenience justifies their additional cost. At this time, you may only vote by returning a properly executed proxy card, or voting in person at the special meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all of your shares are voted.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. Even after submitting your proxy card, you can revoke it and/or change your vote prior to the special meeting. To revoke or change your vote prior to the special meeting, simply (i) file a written notice of revocation with our secretary, (ii) send us a duly executed proxy card bearing a later date than the prior one submitted or (iii) attend the special meeting and vote in person. Please note, however, that while the giving of a proxy does not affect your right to vote in person at the special meeting, attendance alone will not revoke a previously granted proxy.

WHAT IS A "QUORUM?"

A quorum is the number of people required to be present before a meeting can conduct business. Pursuant to our Bylaws, the presence at the special meeting of at least a majority of the outstanding shares of our capital stock (45,206,727 shares) as of the record date, whether in person or by proxy, is necessary for there to be a "quorum." If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. Shares represented by broker "non-votes" will also be considered part of the quorum.

WHAT VOTE IS REQUIRED TO APPROVE PROPOSAL No. 1?

Approval of the proposal to amend our Restated Certificate of Incorporation to increase the authorized capital stock of the Company from 100,000,000 to 200,000,000, consisting of 190,000,000 shares of common stock and 10,000,000 shares of preferred stock, as approved by the Board of Directors on August 20, 2002, requires the affirmative vote of a majority of the issued and outstanding shares of our common stock and preferred stock voting together as one class of capital stock.

         Properly executed proxy cards marked "ABSTAIN" and broker "non-votes" will not be voted. Accordingly, abstentions and broker "non-votes" are tantamount to negative votes.

WHAT IS THE BOARD OF DIRECTORS' RECOMMENDATION?

The Board of Directors recommends that you vote:

for the amendment to the Certificate of Amendment to the Restated Certificate of Incorporation increasing the authorized capital stock from 100,000,000 shares to 200,000,000 shares, consisting of 190,000,000 shares of common stock and 10,000,000 shares of preferred stock, which Certificate of Amendment was approved by the Board of Directors on August 20, 2002.

     If Proposal No. 1 is approved by the stockholders, David A. Conway, the President and Chief Executive Officer of the Company, will be issued 10,0954,186 of the 24,003,149 shares that are to be reissued (as more fully discussed below). Because of this potential conflict of interest, he did not participate in the vote of the Board of Directors to approve the increase of the authorized capital of the Company, or provide his opinion to the Board as to whether the Board should recommend Proposal No. 1 to the stockholders.

     Unless otherwise instructed, the shares of stock represented by your signed and returned proxy card will be voted in accordance with the recommendations of the Board of Directors. With respect to other matters that may properly come before the special meeting, the proxy holder(s) will vote in accordance with the Board of Directors' recommendations or, if no recommendation is given, at their discretion.

WHO IS PAYING THE COST FOR THIS PROXY SOLICITATION AND HOW IS THE SOLICITATION PROCESS BEING CONDUCTED?

We will pay the costs associated with this proxy solicitation. We do not anticipate that such costs will exceed those normally associated with similar proxy solicitations. We will also, upon request, reimburse brokers, banks and similar organizations for reasonable out-of-pocket expenses incurred in forwarding these proxy materials to clients.

     In addition to soliciting of proxies through the mail, our directors and employees may solicit proxies in person, by telephone or other electronic means. None of our directors or employees will receive additional compensation for any such efforts.

DO I HAVE DISSENTER'S RIGHTS?

No. The action proposed to be taken at the special meeting does not entitle dissenting stockholders to any appraisal rights under the Delaware General Corporation Law.

WHEN ARE STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF STOCKHOLDERS DUE?

For stockholder proposals to be considered for inclusion in the proxy statement for our next annual meeting, they must be submitted to us in writing, within a reasonable time before we begin printing and mailing our annual meeting proxy materials. We have not yet set the date for our next annual meeting. Please note, however, that all proposals submitted must comply with applicable laws and regulations and follow the procedures set forth in Rule 14a-8 of the Securities Exchange Act of 1934, as amended, to be considered for inclusion in our proxy materials.

HOW DO I OBTAIN MORE INFORMATION ABOUT US?

We file annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any of these documents at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800)-SEC-0330 for further information. Copies of this material may also be obtained from the SEC's web site at HTTP://WWW.SEC.GOV, by contacting our chief financial officer at (516) 656-0059 or by writing to us at 1007 Glen Cove Avenue, Glen Head, NY 11545.

                               SECURITY OWNERSHIP

     The following table sets forth information concerning ownership of our common stock and preferred stock, as of the record date, by (i) each person known to be the beneficial owner of more than five percent of our outstanding common stock and preferred stock, (ii) each director and executive officer required to be named hereunder and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, we believe that each stockholder has sole voting power and dispositive power with respect to the shares of capital stock beneficially owned by him.

------------------------------------- ------------------------------
                                        Common Stock Beneficially
                                                Owned(1)
------------------------------------- ------------------------------
David A. Conway (2)(3)
Water Chef, Inc.                       14,156,596         15.8%
1007  Glen Cove Ave.
Glen Head, NY  11545
------------------------------------- --------------- --------------
Marshall S. Sterman(4)                  1,300,000          1.4%
The Mayflower Group
68 Phillips Beach Road
Swampscott, MA 1907
------------------------------------- --------------- --------------
All executive officers and             15,456,596         17.2%
Directors as a Group
------------------------------------- --------------- --------------
-----------------

A person is deemed to be the beneficial owner of voting securities that can be acquired by such person within 60 days after the record date upon the exercise of options and warrants and the conversion of convertible securities. Each beneficial owner's percentage ownership is calculated under the assumption that all options, warrants or convertible securities held by such person (but not those held by any other person) that are currently exercisable or convertible (i.e., that are exercisable or convertible within 60 days after the record date) have been exercised or converted.
Includes 6,310,464 shares held in an IRA trust.

(3) Does not include 10,954,186 shares to be re-issued to Mr. Conway and his affiliates if Proposal No. 1 is approved by the stockholders.

(4) Includes 500,000 shares issuable upon the conversion of 12,500 shares Series F Convertible Preferred Stock of the Company which shall be convertible any time after there is authorized but unissued shares of common stock available for issuance.

PROPOSAL NO. 1 -APPROVING THE AMENDMENT TO OUR RESTATED CERTIFICATE OF
                                  INCORPORATION

Introduction

         On February 22, 2002, the Board of Directors of the Company approved a Certificate of Amendment to our Restated Certificate of Incorporation increasing the authorized capital stock of the Company to 200,000,000, which was filed with the Secretary of State of the State of Delaware on March 22, 2002. After filing such Certificate of Amendment, the Company issued 24,003,149 shares of our common stock in the following transactions:

                                Number of Shares
                                ----------------
     Name                       of Common Stock                  Consideration
     ----                       ---------------                  -------------

D.A. Conway                      6,769,583(1)                               -

D.A. Conway IRA Tr.              4,184,603(2)                               -

J.S. Conway                      1,984,886(2)                               -

C.S. Conway                      1,984,886(2)                               -

M.S. Sterman                       800,000(3)                         $64,000

R. Hart                            225,000(4)                         $18,000

J.J. Clark                         100,000(5)                         $ 5,000

R. Breeding                        125,000(6)                         $12,500

E. Roberts                          50,000(7)                         $ 2,500

R. Monette                          29,191(8)                         $ 2,043

D.M. Strazzula                     500,000(9)                               -

F.A. Hertzka Trust                 250,000(9)                               -

M.P. Claudette                     250,000(9)                               -

C.L. Gelfand                       250,000(9)                               -

C.C. Griffin                       250,000(9)                               -

J.R. Fichtl                        500,000(9)                               -

K.T. Decoster                      300,000(9)                               -

H.O. Harris                        100,000(9)                               -

A. Harris                          100,000(9)                               -

M.B. Hayden                        250,000(9)                               -

K.T. Decoster                      250,000(9)                               -

J.J. Clark                         500,000(10)                              -

E. Brown                           250,000(10)                              -

G.F. Frank                       1,000,000(11)                        $50,000

P. Brady                           500,000(11)                        $25,000

P.G. Hall                          500,000(11)                        $25,000

E.E. Ellis                       2,000,000(11)                       $100,000

(1) Issued pursuant to anti-dilution rights granted to David Conway in consideration of his $1,500,000 equity investment in the Company made in June 1997.

Issued pursuant to anti-dilution rights granted to David Conway, an affiliate and transferor of shares to the holder.

(3) Issued in connection with fund raising services and financial advisory services rendered to the Company valued at $64,000.

(4) Issued in connection with Scientific Advisory Board services rendered to the Company valued at $18,000.

(5) Issued in connection with fund raising services rendered to the Company valued at $5,000.

(6) Issued in connection with marketing services rendered to the Company valued at $12,500.

(7) Issued in connection with web site design services rendered to the Company valued at $2,500.

(8) Issued in connection with printing services rendered to the Company valued at $2,043.

(9) Pursuant to a settlement agreement discussed below with certain debenture holders who brought an action against the Company, the Company issued an aggregate of 3,000,000 shares of common stock to such debenture holders valued at $497,500.

(10) The Company issued an aggregate of 750,000 shares of common stock valued at $45,226 to certain debenture holders who were not party to the litigation settlement agreement discussed below.

(11) Issued in connection with a private placement of common stock at a price per share equal to $0.05.

     Under Delaware General Corporation Law, the March 22, 2002 filing of the Certificate of Amendment and the issuance of the 24,003,149 shares of common stock were void acts of the Company since the requisite stockholder approval was neither solicited nor received. Even though stock certificates representing the 24,003,149 shares have been issued by the Company, the shares represented thereby are not validly issued and outstanding shares of the Company, and such certificates will be cancelled.

     Since the issuance of the 24,003,149 shares of common stock was void, the Company breached its settlement agreement with the debenture holders, and its agreements with the purchasers of 4,000,000 shares of common stock in the private sale discussed above. However, the Company believes that as long as such shares are validly issued to such parties, the Company will be in compliance with those agreements, with respect to such issuances, and the Company and its stockholders will not be materially adversely impacted by such breaches. However, if Proposal No.1 is not approved by the stockholders, the Company will be in material breach of the settlement agreement and private placement purchase agreements; in which case, the Company will attempt to negotiate settlements with the parties to those agreements. If the Company is not able to complete such settlements, its financial condition and operations will be materially adversely effected.

     In an effort to comply with Delaware General Corporation Law, on August 20, 2002, the Board of Directors approved: (i) a Certificate of Amendment to the Restated Certificate of Incorporation, a form of which is attached hereto as Exhibit A, that would increase the number of shares of our capital stock authorized for issuance from 100,000,000 to 200,000,000; and (ii) the re-issuance of the 24,003,149 shares of our common stock which were not validly issued, and which the Company intends to re-issue if Proposal No. 1 is approved.

In connection with the re-issuance of the 24,003,149 shares of our common stock, the Company accrued a liability of $500,000. This is not an additional liability. Rather, it reflects the Company's obligation to validly issue common stock in connection with the settlement agreement between the Company and former debenture holders. In addition, those shares of common stock which were not validly issued will not be entitled to vote on this proposal.

     The stockholders are being asked to approve this proposed amendment. The shares of the Company's common stock, including the additional shares proposed for authorization, do not have preemptive or similar rights. If approved by the stockholders, Article 4 of the Company's Restated Certificate of Incorporation would be amended to provide as follows:

     4: The total authorized capital stock of the Corporation shall be two hundred million (200,000,000) shares, each with a par value of $0.001 per share, as follows:

          1. Common Stock: The Corporation is authorized to issue up to one hundred and ninety million (190,000,000) shares of Common Stock.

          2. Preferred Stock: The Corporation is further authorized to issue up to ten million (10,000,000) shares of preference stock to be known as "Preferred Stock." Authority is hereby expressly vested in the Board of Directors of the Corporation to divide said Preferred Stock into series and fix and determine the voting powers, designations, preferences and relative participating, optional or special rights and qualifications, limitations or restrictions of the shares of each series so established, as provided by Section 151 of the Delaware General Corporation Law.

Description of the Common Stock, Warrants, Convertible Debentures and Convertible Notes

     Except as to certain matters discussed below or as proscribed by applicable law, the holders of shares of the capital stock of the Company vote together as a single class. The holders of our capital stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

     Description of the Common Stock
     -------------------------------

     Prior to filing the Certificate of Amendment on March 22, 2002 increasing our authorized capital stock to 200,000,000, we were authorized to issue up to 100,000,000 shares of capital stock, consisting of up to 90,000,000 shares of common stock and up to 10,000,000 shares of preferred stock. Not including the 24,003,149 shares of common stock which were not validly issued, there are presently 89,564,284 shares of common stock outstanding. The Company is also obligated to issue 1,666,667 shares of common stock upon the exercise of warrants, an additional 14,787,377 pursuant to the settlement agreement discussed below and 32,430,142 of shares common stock upon the conversion of other securities outstanding. The holders of common stock: (i) have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors after all accrued but unpaid dividends have been paid to the holders of the outstanding capital stock ranking senior to the common stock as to dividends; (ii) are entitled to share ratably in all of our assets available for distribution to the holders of common stock upon liquidation, dissolution or winding up of our affairs; and (iii) do not have preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions or rights.

     Description of Warrants
     -----------------------

     There are 1,666,667 Series D Warrants to purchase common stock outstanding that are exercisable at $0.15 per share at anytime prior to March 27, 2002, which were extended to March 27, 2004 pursuant to the court actions brought by certain 12% subordinated debenture holders, discussed below. The holders of the warrants shall have the right, subject to certain limitation, to have the shares of common stock issuable upon the exercise of such warrants included in any registration statement requesting the public sale of common stock of the Company which is to be filed with the SEC prior to May 4, 2004. The warrants are subject to adjustment in certain circumstances, including stock splits, dividends, recapitalizations and issuances of common stock or securities convertible into common stock, for no consideration. The warrants do not confer upon the holder any voting or other rights of a stockholder.

     Description of Subordinated Debentures
     --------------------------------------

     There is an aggregate of $350,000 of 12% subordinated debentures outstanding, which convert into 2,333,334 shares of common stock, and were due on October 1, 1997. These debentures are presently in default. As more fully discussed below, the Company has entered into settlement agreements, settling certain claims of all of the holders of these subordinated debentures. All but two debenture holders were party to a legal proceeding in connection with these debentures. However, all holders, including the two holders not party to that action have agreed to settle their claims and potential claims against the Company. Pursuant to those settlement agreements, in exchange for 17,787,671 shares of common stock, the holders of the subordinated debentures will tender the subordinated debentures to the Company. The subordinated debentures do not confer upon the holders any voting or other rights of a stockholder.

     Description of Convertible Notes
     --------------------------------

     There is a 10% convertible note issued to 4 Clean Waters, Ltd. outstanding, the principal amount of which is $200,000. The note is not presently convertible into common stock. The note was convertible into common stock after the 4 Clean Waters, Ltd. loaned $300,000 to the Company, which has not occurred. The Company is in default of the note and 4 Clean Waters, Ltd. has obtained a judgment in the amount of $245,893.89 against the Company. The Company has not paid the judgment and is in discussions with 4 Clean Waters, Ltd. to negotiate a settlement.

Principal Reasons for Increasing the Number of Authorized Shares of Common Stock

     The Company does not have sufficient liquidity to finance its operations and has used its common stock to pay for goods, services and to repay past debts. As a condition to a settlement agreement, dated as of June 20, 2002, settling certain claims and counterclaims between the Company and certain of its investors who acquired subordinated debentures (the aggregate principal amount of which is $300,000) and warrants to purchase an aggregate of 1,666,667 shares of common stock of the Company which were exercisable at $0.15 per share until March 27, 2002, (i) the Company is required to (a) issue to such investors a total of 17,037,671 shares of common stock (which includes 3,000,000 shares of common stock that was not validly issued and included in the 24,003,149, which the Company intends to reissue), and (b) extend the exercise term of the warrants to purchase common stock for an additional twenty-four (24) months, until March 27, 2004; and (ii) the investors shall surrender their subordinated debentures to the Company. The Company has also agreed to apply for listing, and register the resale of such shares. The Company also is required to issue 750,000 shares to two debenture holders who held notes in the principal amount of $50,000 who were not party to the settlement agreement to settle any potential claims they may have.

     The Company is also seeking approval of Proposal No. 1 because as previously discussed, the Company did not validly issue a total of 24,003,149 shares of common stock as required. Therefore, if Proposal No. 1 is approved, the Company intends to re-issue those shares of common stock.

     The Board of Directors of the Company believes that it is advisable and in the best interests of the Company to have additional authorized but unissued shares of common stock available in an amount adequate to provide for the future needs of the Company. The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the additional shares will be available for issuance from time to time for a stock split or dividend, raising capital through the sale of common stock and attracting and retaining valuable employees by issuing additional stock options.

     Other than the 24,003,149 shares of common stock the Company intends to re-issue, shares to be issued in connection with the litigation and claims of certain debenture holders discussed above and common stock the Company is required to issue in connection with the exchange, conversion or exercise of the Company's outstanding options, warrants and other convertible securities as described above, the Company has no commitments, undertakings or agreements for the issuance or use of the proposed additional shares of capital stock. However, to the extent possible, the Company intends to issue its common stock to fund its operations and continue as a going concern. The Board of Directors believes that if an increase in the authorized number of shares of capital stock were to be postponed until specific needs for such shares arose, the delay and expense incident to obtaining the approval of the Company's stockholders at that time could significantly impair the Company's ability to meet financing requirements or other objectives.

     The issuance of the additional shares of capital stock could have the effect of diluting earnings per share and book value per share, which could adversely affect the Company's existing stockholders. Issuing additional shares of capital stock may also have the effect of delaying or preventing a change of control of the Company. The Company's authorized but unissued capital stock could be issued in one or more transactions that would make more difficult or costly, and less likely, a takeover of the Company. The ratification of the Certificate of Amendment to the Company's Restated Certificate of Incorporation is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company, and the Board of Directors has no current intention to use the additional shares of capital stock in order to impede a takeover attempt.

Vote Required

     The affirmative vote of the holders of a majority of our outstanding capital stock is required to amend our Restated Certificate of Incorporation.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT.

     If Proposal No. 1 is approved by the stockholders, David A. Conway, the President and Chief Executive Officer of the Company, and his affiliates will be issued 10,954,186 of the 24,003,149 shares that are to be reissued. Because of this potential conflict of interest, he did not participate in the vote of the Board of Directors to approve the increase of the authorized capital of the Company or provide his opinion as to whether the Board should recommend Proposal No. 1 to the stockholders.

                                  OTHER MATTERS

     The Board of Directors does not know of any matter, other than Proposal No. 1 described above that may be presented for action at the special meeting. If any other matter or proposal should be presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such matter or proposal in accordance with their best judgment.

                           ANNUAL AND QUARTERLY REPORT

     All stockholders of record as of the record date, are being sent herewith a copy of the Company's (i) Annual Report on Form 10-KSB/A for the year ended December 31, 2002, which contains certified financial statements of the Company for the year then ended and (ii) Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003. This Proxy incorporates by reference the Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in such reports.

                                                                     Appendix A
                                                                     ----------


                     PRELIMINARY COPY SUBJECT TO COMPLETION
                                 DATED [ ], 2004

                        THIS PROXY IS SOLICITED ON BEHALF
                          OF THE BOARD OF DIRECTORS OF

                                WATER CHEF, INC.

                     Proxy - Special Meeting of Stockholders

                                   [ ] , 2004

     The undersigned, a holder of common stock or preferred stock of Water Chef, Inc., a Delaware corporation (the "Company"), does hereby appoint [ ] and [ ], and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of common stock or preferred stock of the Company that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at 10:00 a.m., local time, [ __, 2004] at the corporate headquarters of the Company, located at 1007 Glen Cove Avenue, Glen Head, NY, 11545, or at any adjournment or adjournments thereof.


This proxy will be voted in accordance with any directions given herein. Unless otherwise specified, this proxy when executed and returned to the Company will be voted to approve the proposed amendment to the restated certificate of incorporation.


1. To approve the proposed amendment to the Restated Certificate of Incorporation to increase the authorized shares of capital stock of the Company from 100,000,000 to 200,000,000.

          FOR [___]            AGAINST[___]            ABSTAIN[___]



NOTE: Your signature should appear the same as your name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer.

Signature:___________________________             Date: __________________, 2004

Signature:_______________________                 Date: __________________, 2004